EXHIBIT 99
CITIZENS FIRST BANCORP, INC.
NEWS RELEASE

From:	Citizens First Bancorp, Inc.
Contact:	Marshall J. Campbell
Chairman, President and CEO
Corporate Office:	525 Water Street
Port Huron, MI 48060
Telephone:	(810) 987-8300
Website:	www.cfsbank.com
CITIZENS FIRST BANCORP, INC.
ANNOUNCES ANNUAL MEETING RESULTS
FOR IMMEDIATE RELEASE:
PORT HURON, MICHIGAN, MAY 22, 2009. Citizens First Bancorp, Inc. (“the Company”), the holding company for CF Bancorp (f/k/a Citizens First Savings Bank), today announced the results of its annual stockholders’ meeting. At the annual meeting held May 21, 2009, the Company’s stockholders re-elected incumbent directors Marshall J. Campbell and Bethany Ann Belanger. Both were re-elected for three year terms on the Company’s board of directors. The stockholders also ratified the appointment, by the Company’s Audit Committee, of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009. The shareholders also approved the proposed amendment to the Company’s Certificate of Incorporation increasing the total number of authorized shares of common stock from 20,000,000 to 500,000,000.
About Citizens First Bancorp, Inc.
CF Bancorp is a wholly owned subsidiary of Citizens First Bancorp, Inc. (NASDAQ: CTZN — News), a thrift holding company headquartered in Port Huron, Michigan. Founded in 1938, CF Bancorp is one of the largest community banks in southeast Michigan with 24 Banking Centers, 34 ATMs, and more than $1.9 billion in assets. CF Bancorp is a full-service bank offering a complete range of consumer and business banking products designed to achieve its customers’ financial goals.